Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Post-Effective Amendment No. 5 to Registration Statement (Form S-1 on Form S-3 No. 333-251433) of QuantumScape Corporation,
(2)
Registration Statement (Form S-3 No. 333-262659) of QuantumScape Corporation,
(3)
Registration Statement (Form S-3 No. 333-266419) of QuantumScape Corporation, and
(4)
Registration Statement (Form S-8 No. 333-252606) pertaining to the 2020 Equity Incentive Plan, 2020 Employee Stock Purchase Plan, and 2010 Equity Incentive Plan of QuantumScape Corporation;

of our reports dated February 28, 2023, with respect to the consolidated financial statements of QuantumScape Corporation and the effectiveness of internal control over financial reporting of QuantumScape Corporation included in this Annual Report (Form 10-K) of QuantumScape Corporation for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Jose, California

February 28, 2023